
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                       7,957,043
<SECURITIES>                                42,567,265
<RECEIVABLES>                                   33,178
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              52,721,781<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                52,721,781<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             6,171,484<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,171,487
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,941,272<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,941,272
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,941,272
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash, securities and receivables, total assets include net unrealized gain on open contracts of $2,164,295.
<F2>Liabilities include redemptions payable of $2,001,215, accrued brokerage fees of $175,032, accrued administrative expenses of $212,056, accrued management fee of $43,758 and incentive fee payable of $33,426.
<F3>Total revenues includes realized trading revenue of $2,407,913, net change in unrealized of $1,384,863, interest income of $2,168,276 and change in valuation of Yield Pool of $210,432.
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $58,725.

